Exhibit 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of NEXALIN TECHNOLOGY, INC., that, to his or her knowledge, the Quarterly Report Nexalin Technology, Inc. on Form 10-Q for the period ended September 30, 2025 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

A signed original of this written statement required by Section 906 has been provided to NEXALIN TECHNOLOGY, INC. and will be retained by NEXALIN TECHNOLOGY, INC. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2025	NEXALIN TECHNOLOGY, INC.

	By:	/s/ Justin Van Fleet
Justin Van Fleet
Chief Financial Officer
Principal Accounting Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.